UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2014

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As announced by Liberty Media Corporation (the Company) on May 8, 2014, the Company’s board of directors previously approved a dividend (the Dividend) of two shares of the Company’s Series C common stock, par value $.01 per share, for each outstanding share of its Series A common stock, par value $.01 per share, and each outstanding share of its Series B common stock, par value $.01 per share, held as of 5:00 p.m. New York City time on July 7, 2014, the record date for Dividend.  The Company previously announced a payment date for the Dividend of July 10, 2014; however, the payment date for the Dividend has been changed to 5:00 p.m. New York City time on July 23, 2014 (the payment date) to allow for a longer when-issued trading period in the Series C common stock.

In connection with the issuance of shares of Series C common stock in the Dividend, an adjustment is required to be made to the conversion rate (the Conversion Rate) for the Company’s 1.375% Cash Convertible Senior Notes due 2023 (the Notes) pursuant to the terms of the Indenture, dated October 17, 2013, between the Company and U.S. Bank National Association, as trustee, governing the Notes (the Indenture). On June 17, 2014, the Company provided notice to the holders of the Notes informing them of the pending adjustment to the Conversion Rate, a copy of which is furnished herewith as Exhibit 99.1.  The Company will provide a second notice to the holders of the Notes once the actual adjustment is made.

In calculating the appropriate adjustment to the Conversion Rate, the Company intends to apply the formula set forth in Section 12.04(c) of the Indenture for Distributed Property (as such term is defined in the Indenture) and to take into account the trading prices of the Series A common stock and the when-issued trading prices of the Series C common stock during the last ten trading days prior to and including the payment date.  However, the Company retains the right to not use the when-issued trading prices for the Series C common stock in making the applicable adjustment to the Conversion Rate if, for example, no when-issued trading market develops or the Company determines that the when-issued trading prices are not reflective of the fair value of the Series C common stock.  The Company will announce the actual adjustment to the Conversion Rate promptly following the payment date, and in any event prior to the opening of trading on July 24, 2014, the ex-dividend date.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the issuance and trading of the Series C common stock, adjustments to be made to the Conversion Rate under the Notes  and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, our ability to satisfy the conditions to the Dividend and the creation and development of a when-issued trading market for the Series C common stock. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including the most recent Form 10-K and 10-Q, for additional information about the Company and about the risks and uncertainties related to the Company’s business which may affect the statements made herein.

This Current Report on Form 8-K and the notice attached hereto as Exhibit 99.1 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name

99.1	Notice of Dividend and Adjustment To Base Conversion Rate, dated June 17, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2014

LIBERTY MEDIA CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Notice of Dividend and Adjustment To Base Conversion Rate, dated June 17, 2014